Exhibit 99.12

Execution Version

AMENDED AND RESTATED TRANSACTION 1 SUPPLEMENTAL CONFIRMATION
Date:	November 18, 2016
To:	M Capital Group Investors II, LLC 2200 South 75th Avenue Phoenix, AZ 85043
Attn:	Vicki Plein
From:	Citigroup Global Markets Inc.
Fax No.:	212-615-8985
Reference Number:          To be advised by CGMI
The purpose of this Amended and Restated Transaction 1 Supplemental Confirmation is to amend and restate the terms and conditions of the Transaction entered into between Citigroup Global Markets Inc. (“CGMI”) and M Capital Group Investors II, LLC (“Counterparty”) on May 18, 2016 (the “Original Transaction”).  This Amended and Restated Transaction 1 Supplemental Confirmation, dated November 18, 2016 (the “Amendment and Restatement Date”), amends and restates in its entirety the Transaction 1 Supplemental Confirmation, dated May 18, 2016 (the “Original Supplemental Confirmation”), and is subject to the Master Confirmation specified below.  All references to the Original Supplemental Confirmation in the Master Confirmation or in other documentation between the parties shall be to this Amended and Restated Transaction 1 Supplemental Confirmation.  Each party repeats to the other party the representations and warranties set forth in the Master Confirmation or in the Agreement (as defined in the Master Confirmation) (as if the Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation).  This Amended and Restated Transaction 1 Supplemental Confirmation is a binding contract between CGMI and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1.          This Amended and Restated Transaction 1 Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as May 18, 2016 between CGMI and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”).  All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Amended and Restated Transaction 1 Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.
2.          The terms of the Transaction to which this Amended and Restated Transaction 1 Supplemental Confirmation relates are as follows:
Trade Date:	May 18, 2016
Amendment and Restatement Date:	November 18, 2016
Prepayment Date:	May 19, 2016; provided that Counterparty authorizes and directs CGMI to pay the Prepayment Amount Counterparty is entitled to receive to Citibank, N.A. on Counterparty’s behalf.
Prepayment Amount:	USD 161,313,613.52
Initial Reference Price:	USD 14.7265
Forward Floor Price:	USD 14.7265
Forward Cap Price:	USD 17.6718

Final Disruption Date:	January 18, 2018

For each Component of the Transaction, the Scheduled Valuation Date and Number of Shares is set forth below:
Component Number	Scheduled Valuation Date	Number of Shares
1	12/5/2017	614,701
2	12/6/2017	614,701
3	12/7/2017	614,701
4	12/8/2017	614,701
5	12/11/2017	614,701
6	12/12/2017	614,701
7	12/13/2017	614,701
8	12/14/2017	614,701
9	12/15/2017	614,701
10	12/18/2017	614,701
11	12/19/2017	614,701
12	12/20/2017	614,701
13	12/21/2017	614,701
14	12/22/2017	614,701
15	12/26/2017	614,701
16	12/27/2017	614,701
17	12/28/2017	614,701
18	12/29/2017	614,701
19	1/2/2018	614,701
20	1/3/2018	614,697

3.          For purposes of all Transactions under the Master Confirmation, Section 8(f)(ii) is hereby amended by replacing it in its entirety with the following:

Hire Act Protocols.  The parties agree that the definitions and provisions contained in the 2015 Section 871(m) Protocol as published by the International Swaps and Derivatives Association, Inc. are incorporated into and apply to the Agreement solely for purposes of this Master Confirmation as if set forth in full herein.

Counterparty hereby agrees (a) to check this Amended and Restated Transaction 1 Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Amended and Restated Transaction 1 Supplemental Confirmation relates by manually signing this Amended and Restated Transaction 1 Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIGROUP GLOBAL MARKETS INC.

		By:	/s/ James Heathcote
Authorized Representative

Confirmed as of the date first above written:

M CAPITAL GROUP INVESTORS II, LLC By: Jerry And Vickie Moyes Family Trust, its Manager

By:	/s/ Jerry C. Moyes
Name:	Jerry C. Moyes
Title:	Co-Trustee

By:	/s/ Vickie Moyes
Name:	Vickie Moyes
Title:	Co-Trustee

[Signature Page to M Capital II CGMI Amended and Restated Transaction 1 Supplemental Confirmation]

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